Exhibit 10.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

Warrant to purchase ____ shares of Common Stock	__________________, 202_

ORIGINCLEar, INC.

Series C Warrant Agreement

OriginClear, Inc., a Nevada corporation (the “Company”), certifies that, for value received, ________, or his successors or assigns (each person or entity holding all or a part of this Warrant being referred to as a “Holder”) is the registered holder of this Warrant (the “Warrant”) to subscribe for the purchase of ____ shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).The Warrant entitles the Holder to purchase from the Company at any time for the period commencing on such date the Common Stock is listed on a National Securities Exchange (defined below), and terminating on the Expiration Date (as defined below) the Warrant Shares for $0.25 per Warrant Share (the “Exercise Price”), on the terms and conditions hereinafter provided, including without limitation, the limitations set forth in Section 1.3. The Exercise Price and the number of Warrant Shares purchasable upon exercise hereof are subject to adjustment as provided herein. “National Securities Exchange” means the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing)

1. Expiration Date; Exercise

1.1 Expiration Date. The Warrant shall expire at 5:30 pm New York time on _______________ [five years from closing date under sub agreement], 20___ (the “Expiration Date”).

1.2 Manner of Exercise. (a) Cash Exercise

The Warrants are exercisable by delivery to the Company of the following (the “Exercise Documents”): (a) this Warrant, (b) a written notice of election to exercise the Warrant as set forth on Exhibit A hereto; and (c) payment of the Exercise Price in cash by wire transfer or certified check. Within three (3) business days following receipt of the foregoing, the Company shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of Warrant Shares purchased by the Holder, and (b) if less than all of the Warrant Shares evidenced by this Warrant are purchased, the original Warrant is returned to the Company, and a new warrant is requested by the Holder, a new warrant in form substantially identical hereto evidencing the right to purchase the remaining Warrant Shares not so acquired by the Holder.

(b) Cashless Exercise

In lieu of an exercise for cash in accordance with Section 1.2(a), at the election of the Holder this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = will be equal to the average closing sale price of the Common Stock for the five trading days prior to the date of receipt by the Company of the Exercise Notice (subject in all cases for adjustment for stock splits, stock dividends, and similar transactions).

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 1.2(b).

1.3 Limitation on Beneficial Ownership. Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of the Warrants be exercised if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock that would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “4.99% Beneficial Ownership Limitation”); provided, however, that, upon the Holder providing the Company with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the Holder would like to waive this Section 1.3 with regard to any or all shares of Common Stock issuable upon exercise of these Warrants, this Section 1.3 will be of no force or effect with regard to all or a portion of the Warrants referenced in the 4.99% Waiver Notice but shall in no event waive the 9.99% Beneficial Ownership Limitation described below. Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of the Warrants be exercised if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) in excess of 9.99% of the then-issued and outstanding shares of Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”). By written notice to the Company, a holder of Warrants may from time to time decrease the Maximum Percentage to any other percentage specified in such notice. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a holder of Warrants, the Company shall within three (3) Business Days confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its Affiliates (as defined under the Securities Act) since the date as of which such number of outstanding shares of Common Stock was reported, that in any event are convertible or exercisable, as the case may be, into shares of the Company’s Common Stock within 60 days’ of such calculation and that are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.3 to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2. Adjustments of Exercise Price and Number and Kind of Warrant Shares

2.1 Stock Dividends, Stock Splits, Combinations. In the event that the Company shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of Warrant Shares exercisable pursuant hereto immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of Warrant Shares it would have owned immediately following such action if it had exercised the Warrant immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

2.2 Reclassifications. In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrant immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1 (without duplication). The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

3. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of an indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

4. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5. Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at the Holder’s address of record initially on the register of holders of warrants maintained by the Company and if addressed to the Company, at its principal executive offices.

6. No Rights as Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to the Warrant Shares issuable upon exercise of the Warrant until the receipt by the Company of all of the Exercise Documents.

ORIGINCLEAR, INC.

By:	T. Riggs Eckelberry
Its:	Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To:	OriginClear, Inc. (the “Company”)

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of OriginClear, Inc. (the “Company”), pursuant to the terms of the enclosed warrant (the “Warrant”).

The undersigned:

___ (i) tenders herewith payment of the exercise price in cash for ___ Warrant Shares pursuant to the terms of the Warrant; or

____ or (ii) elect a cashless exercise pursuant to the terms of the Warrant pursuant to which the Holder will receive ____ shares of common stock for the exercise of ________ Warrants, calculated as follows:

__________________

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

1. Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2. Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4. Holder understands that the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

Dated:	____________________

By:	____________________

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